Exhibit 99.1

Pelthos Therapeutics Reports Second Quarter 2025 Financial Results
for Legacy Operations and Provides Business Update

•	Files Quarterly Report on Form 10-Q detailing financial results for legacy operations for the three and six months ended June 30, 2025

•	Strong physician response following successful launch of ZELSUVMI™ (berdazimer) topical gel 10.3%, the first and only FDA-approved at-home treatment for molluscum contagiosum for patients one year of age and older

•	Completes build-out of essential management operational infrastructure and hires 50 territory sales managers

DURHAM, N.C., August 18, 2025 – Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company (“Pelthos” or the “Company”) committed to commercializing innovative therapeutic products for high unmet patient needs, today reported financial results for legacy operations for the three and six months ended June 30, 2025. This will be the last set of financial results that the Company will issue solely related to the business operations of Channel Therapeutics Corporation prior to the consummation of the merger (the “Merger”) and the concurrent private placement financing that closed on July 1, 2025.

Recent Company Highlights

Completed the Merger with Channel Therapeutics and closed the $50.1 million private placement financing

As previously announced, on July 1, 2025, Pelthos completed its Merger with and into a wholly owned subsidiary of Channel Therapeutics Corporation and closed a $50.1 million private placement to support the commercial launch of ZELSUVMI™. The combined company now operates under the name Pelthos Therapeutics Inc.

The private placement was led by a group of strategic investors including Murchinson Ltd. Subject to certain exceptions, the shares of the Company’s common stock, par value $0.0001 per share underlying the shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued in the private placement financing are locked up through December 31, 2025. The Company’s freely tradable public float is currently approximately 600,000 shares of Common Stock. Based on the current common stock outstanding, Pelthos has an estimated market capitalization of approximately $55 million. However, the Company’s implied estimated market capitalization would be approximately $165 million based on the conversion of all shares of Series A Preferred Stock issued in connection with the Merger and the private placement financing.

Launched ZELSUVMI (berdazimer) topical gel 10.3%, for molluscum contagiosum

On July 10, 2025, Pelthos launched ZELSUVMI, the first and only prescription therapy approved by the U.S. Food and Drug Administration (“FDA”) for use at home by patients, parents, and caregivers to treat molluscum infections, a highly contagious viral skin condition. ZELSUVMI is a novel, topical nitric oxide-releasing gel for the treatment of molluscum at the time of diagnosis. The once-daily prescription medication is effective, well tolerated, and convenient for at-home or on-the-go application and can be used to treat infections on the body, including sensitive areas such as the face, groin, or underarms. This highly contagious viral skin condition afflicts an estimated 16.7 million people, with up to 6 million new incidents every year in the United States, most of them children.i,ii

Completed build-out of management and operational infrastructure and hired 50 territory sales managers

Pelthos completed the buildout of its management, operational and sales teams in July. This follows the promotion of Sai Rangarao to Chief Commercial Officer and the appointment of Matt Rysavy to Vice President of Market Access. The Pelthos team now consists of more than 90 employees, including 50 territory sales managers focused on the commercial launch of ZELSUVMI.

Management Commentary

Scott Plesha, CEO of Pelthos, stated, "The past month has been defined by focus and execution. Since completing the Merger and closing our private placement financing in early July, we have successfully built out our commercial organization and launched our novel treatment for molluscum into the market. These early achievements position us for an exciting next chapter of growth and innovation."

Mr. Plesha continued, “We will continue to invest in ZELSUVMI awareness programs to drive sales growth while also focusing on expanding our pipeline and monetizing our legacy pain programs, which are key components of our long-term growth strategy. Our team is currently in advanced discussions to acquire a second FDA-approved pediatric infectious disease product that would complement ZELSUVMI. We look forward to providing further updates over the coming months as we aim to create long-term value for our stockholders.”

Sai Rangarao, Pelthos Chief Commercial Officer, added, “The commercial launch of ZELSUVMI, has been positively received by healthcare practitioners, with orders and prescriptions meeting or exceeding our sales expectations. We believe ZELSUVMI addresses a significant need for HCPs, caregivers, and patients seeking an effective at-home solution to treat molluscum and to reduce or minimize the visible and psychological effects of scarring associated with this highly contagious skin condition.”

About Molluscum Contagiosum

Molluscum is a poxvirus and one of the most common skin infections seen by dermatologists, pediatric dermatologists, and pediatricians. This highly contagious viral skin condition afflicts an estimated 16.7 million people, with up to 6 million new incidents every year in the United States, most of them children.i,ii, Individuals with compromised immune systems are at an elevated risk of contracting molluscum, with the condition impacting approximately 20% of HIV patients.[i]

Molluscum infections spread to others through contact with infected persons or contaminated objects like towels, toys, furniture, swimming pools, and other surfaces. Molluscum infections present with raised, flesh-colored or red bumps that can appear anywhere on the body, including the face, hands, trunk, genitals, back of the knees, armpits, and other sensitive areas. People with molluscum may suffer discomfort from itching, secondary bacterial infections from scratching, or atopic dermatitis, as well as immense social stigma from having visible molluscum lesions that may persist for months to years. It is estimated that 30% of children will have lesions that persist beyond 18 months.[ii] Up to 73% of children with molluscum go untreated.[iii]

About ZELSUVMI™ (berdazimer) topical gel, 10.3%

ZELSUVMI (berdazimer) topical gel, 10.3% is a nitric oxide (NO) releasing agent indicated for the topical treatment of molluscum contagiosum in adults and pediatric patients one year of age and older. ZELSUVMI received a novel drug designation from the U.S. Food and Drug Administration in 2024 and is the first and only approved topical prescription medication that can be applied by patients, parents, or caregivers at home, outside of a physician's office, or other medical setting to treat this highly contagious viral skin infection. The product was developed using the proprietary nitric oxide-based technology platform, NITRICIL™, now owned by Ligand Pharmaceuticals Incorporated. Complete prescribing information and important safety information is available at www.zelsuvmi.com.

About Pelthos Therapeutics

Pelthos Therapeutics (NYSE American: PTHS) is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The Company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that our completion of the Merger, the closing of the private placement financing, the buildout of our commercial organization and the launch of ZELSUVMI will position us for future growth and innovation, (ii) the anticipated timing of an FDA- approved pediatric infectious disease product, (iii) the belief that ZELSUVMI addresses a significant need for physicians and caregivers seeking an effective at-home solution to treat molluscum and to reduce or minimize the visible and psychological effects of scarring associated with the condition, and (vii) the Company’s future opportunities, strategy and plans in the market. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investor Inquiries:

Mike Moyer

LifeSci Advisors, LLC

Managing Director

mmoyer@lifesciadvisors.com

Media:

KWM Communications
Kellie Walsh / Rachel Kessler
pelthos@kwmcommunications.com
(914) 315-6072

[i] Neal Bhatia, Adelaide A Hebert, James Q Del Rosso. Comprehensive Management of Molluscum Contagiosum: Assessment of Clinical Associations, Comorbidities, and Management Principles. Journal of Clinical and Aesthetic Dermatology. 2023 Aug;16(8 Suppl 1):S12–S17.

[ii] Olsen JR, Gallacher J, Finlay A, Piguet V, Francis NA. Time to resolution and effect on quality of life of molluscum contagiosum in children in the UK: a prospective community cohort study. Lancet Infect Dis. 2015;15:190-195

[iii] Molluscum contagiosum: overview. American Academy of Dermatology. Accessed December 9, 2024. https://www.aad.org/public/diseases/a-z/molluscum-contagiosum-overview